                                                                    EXHIBIT 99.3

INDICATIVE SWITCH PRICING INFORMATION

                 Indicative Switch Pricing as of January 7, 2000

SWITCH #        SELL                            SPREAD          BENCH         DURATION     HEDGE RATIO     AMOUNT
  1.            Ford Credit 5.125% 10/01        +12 bps      5.875% 10/01       1.62
  2.            Ford Credit 6.55% 9/02           +4 bps      5.875% 10/02       2.34
  3.            GMAC 5.5% 1/02                   +8 bps       6.25% 1/02        1.85
  4.            GMAC 5.875% 1/22/03              -2 bps       5.5% 1/03         2.63
  5.            Walmart 6.15% 8/01              +35 bps       5.5% 8/01         1.44
  6.            General Electric 6.52% 10/02    +15 bps      5.75% 10/02        2.42
  7.            Morgan Stanley 7.125% 1/03       +2 bps       5.5% 1/03         2.65
  8.            FHLMC 6.25% 10/02               +41 bps      6.125% 12/01       2.46
  9.            FNMA 6.25% 11/02               +41.5 bps     6.125% 12/01       2.54
  10.           FNMA 5.25% 1/03                 +38 bps      6.125% 12/01       3.36


Source:  Lehman Brothers
* SPREADS ARE INDICATIVE LEVELS ONLY, SPREADS MUST ALSO BE ADJUSTED FOR DIFFERENCES IN TREASURY BENCHMARK
**  BASED ON DURATION NEUTRAL SWAP, ASSUMING A RE-OFFER SPREAD OF 80 BPS

THE PRICING INFORMATION LISTED ABOVE IS FOR INFORMATIONAL PURPOSES ONLY AND IS BASED ON MARKET CONDITIONS AS OF THE DATE INDICATED. SUCH PRICING INFORMATION DOES NOT CONSTITUTE AN OFFER TO EXCHANGE.


                                                                 LEHMAN BROTHERS